UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC. (Exact name of registrant as specified in its charter)	CITIGROUP GLOBAL MARKETS HOLDINGS INC. (Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	NEW YORK (State of incorporation or organization)

52-1568099 (I.R.S. Employer Identification No.)	11-2418067 (I.R.S. Employer Identification No.)

388 Greenwich Street
New York, New York
(Address of principal executive offices)

10013
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Medium-Term Senior Notes, Series N, Floating Rate Notes Due November 7, 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [x]:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:	333-293732, 333-293732-02

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1.	Description of Registrants’ Securities to be Registered.

The description of the Medium-Term Senior Notes, Series N, Floating Rate Notes Due November 7, 2031 (the “Notes”) of Citigroup Global Markets Holdings Inc. and the description of Citigroup Inc.’s guarantee of the Notes, each to be registered hereunder, is contained in (i) the Pricing Supplement relating to the Notes, dated November 2, 2026, to the Registrants’ Prospectus and Prospectus Supplement, each dated February 25, 2026 (the “Prospectus”), included in the Registrants’ Registration Statement on Form S-3 (File Nos. 333-293732 and 333-293732-02), (ii) the section captioned “Description of the Notes” in the Registrants’ Prospectus Supplement, dated February 25, 2026, to the Prospectus and (iii) the section captioned “Description of Debt Securities” in the Prospectus, and such Pricing Supplement, Prospectus Supplement and Prospectus are incorporated herein by reference.

Item 2.	Exhibits.

4.1	Senior Debt Indenture, dated as of March 8, 2016, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to Citigroup Inc.’s Current Report on Form 8-K filed on March 9, 2016 (File No. 001-09924)).

4.2	First Supplemental Indenture, dated as of March 1, 2017, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.24 to Citigroup Inc.’s Registration Statement on Form S-3 filed on March 1, 2017 (File No. 333-216372)).

4.3	Second Supplemental Indenture, dated as of April 13, 2020, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.01 to Citigroup’s Current Report on Form 8-K filed on April 14, 2020 (File No. 001-09924) and incorporated herein by reference).

4.4	Third Supplemental Indenture, dated as of December 18, 2023, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.02 to Citigroup’s Current Report on Form 8-K filed December 19, 2023 (File No. 001-09924) and incorporated herein by reference).

4.5	Fourth Supplemental Indenture, dated as of January 9, 2026, between Citigroup Global Markets Holdings Inc., Citigroup Inc. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.5 to Citigroup’s Current Report on Form 8-K filed January 12, 2026 (File No. 001-09924) and incorporated herein by reference).

4.6	Form of Citigroup Global Markets Holdings Inc. Master Note, Series N (incorporated herein by reference to Exhibit 4.1 to Citigroup’s Current Report on Form 8-K filed on July 10, 2025 (File No. 001-09924)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: November 9, 2026

CITIGROUP INC.

By:	/s/ Rohit Gulati
	Name:	Rohit Gulati
	Title:	Authorized Signatory

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:	/s/ Jordania Berg
	Name:	Jordania Berg
	Title:	Authorized Signatory